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                                                                    EXHIBIT 10.1

                                 HYDRIL COMPANY
                             1999 STOCK OPTION PLAN

         1. OBJECTIVES. This Stock Option Plan (the "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as key employees or officers of Hydril Company (the "Company") or its Subsidiaries to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options granted pursuant to this Plan (the "Options") will be either incentive stock options or nonqualified stock options.

         2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

                  "COMMON STOCK" means the Common Stock, par value $0.50 per share, of the Company.

                  "DIRECTOR" means any individual serving as a member of the Board of Directors of the Company.

                  "EFFECTIVE DATE" means the date the Plan is approved by the Board of Directors of the Company.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time.

                  "FAIR MARKET VALUE" means, as of a particular date, (a) if the shares of Common Stock are listed on a securities exchange, the final closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal such securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the final closing sales price per share of Common Stock on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no


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quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (d) if none of the above is applicable, such amount as may be determined by the Board (or an Independent Third Party, should the Board elect in its sole discretion to instead utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

                  "INDEPENDENT THIRD PARTY" means an individual or entity independent of the Company (and any transferor or transferee of Common Stock acquired upon the exercise of an option under the Plan, if applicable) with experience in providing investment banking appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Company's independent accountants shall be deemed to satisfy the criteria for an Independent Third Party if selected by the Board for that purpose. The Board may utilize one or more Independent Third Parties.

                  "ISO" means an incentive stock option within the meaning of Code Section 422.

                  "NONQUALIFIED OPTION" means a nonqualified stock option within the meaning of Code Section 83.

                  "OPTION AGREEMENT" means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

                  "OPTIONEE" means a key employee or officer of the Company or its Subsidiaries to whom an Option has been granted under this Plan.

                  "SUBSIDIARY" means (i) with respect to grants of Nonqualified Options, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity which have the right to vote generally on matters submitted to a vote of the stockholders of equity interests in such entity, and (ii) with respect to grants of ISOs, any subsidiary within the meaning of Section 424(f) of the Code.

         3. ELIGIBILITY. All key employees and officers of the Company and its Subsidiaries are eligible for Options under this Plan. The Committee shall select the Optionees in the Plan from time to time by the grant of Options under the Plan. The granting of Options under this Plan shall be entirely discretionary and nothing in this Plan shall be deemed to give any key employee or officer of the Company or its Subsidiaries any right to participate in this Plan or to be granted an Option.

         4. OPTION AGREEMENT.

                  The Committee shall determine the type or types of Options to be made to each Optionee under this Plan. Each Option made hereunder shall be embodied in an Option Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Optionee and by the Chief Executive Officer or any other authorized officer of the Company for and on behalf of the Company. An Option Agreement may include provisions for (i) restrictions on the transfer of Common Stock subject to an Option,


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(ii) the Company's right of first refusal to repurchase certain Common Stock acquired pursuant to the Plan, (iii) the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of an Optionee's Option rights under the Plan, (iv) the Optionee's right to require the Company to purchase optioned Common Stock and to cash-out unexercised vested Options. Any such purchases of optioned Common Stock or cash-out of unexercised vested Options by the Company may be for cash or a promissory note providing for: (a) a term not to exceed five years, (b) annual payments of principal and accrued interest, (c) interest at prime rate as in effect from time to time, and (d) the Company's right to accelerate payment. Options may be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Option may provide for the granting or issuance of additional, replacement or alternative Options upon the occurrence of specified events, including the exercise of the original Option.

         5. COMMON STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in Paragraph 11 hereof, the maximum number of shares of Common Stock issuable pursuant to the exercise of Options granted under the Plan shall be 175,000 shares of Common Stock. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Shares of Common Stock subject to Options that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares subject thereto are not issued to an Optionee shall immediately become available for the granting of Options.

         6. OPTION PRICE. The purchase price of each share of Common Stock that is subject to an Option granted pursuant to this Plan shall be 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted.

         7. OPTION PERIOD. Options granted pursuant to this Plan shall have a term not in excess of ten years.

         8. STOCK OPTIONS.

                  (a) INCENTIVE STOCK OPTIONS. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Option Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the grant date and shall have such terms, conditions and limitations as are established by the Committee.

                  (b) NONQUALIFIED OPTION. A Nonqualified Option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Option Agreement or otherwise and shall have such terms, conditions and limitations as are established by the Committee.



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         9. EXERCISE OF OPTIONS.

                  (a) Options shall be exercisable in accordance with the terms of the Option Agreement.

                  (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

                  (c) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable (i) in cash, (ii) if permitted by the Committee, by means of tendering theretofore owned shares of Common Stock which have been held by the Optionee for more than six months or surrendering all or part of that or any other Option, valued at Fair Market Value on the date of exercise, or (iii) any combination thereof. The Committee may provide for procedures to permit the exercise or purchase of Options by (a) loans from the Company or (b) use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Option. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

         10. ASSIGNABILITY. No Option or any other benefit shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Committee may provide for assignability under the terms of the Option Agreement. No ISO under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. The Committee may prescribe and include in applicable Option Agreements other restrictions on transfer. Any attempted assignment of an Option or any other benefit in violation of this Paragraph 10 or the terms of an Option Agreement shall be null and void.

         11. ADJUSTMENTS; CHANGE IN CONTROL.

                  (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the shares of Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee shall adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Options; (ii) the exercise price of such Options; (iii) the number of shares to be subject to future Options; and


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(iv) the appropriate Fair Market Value and other price determinations for such
Options. In the event of any other recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the shares of Common Stock or any distribution to holders of shares of Common Stock of securities or property (other than normal cash dividends or dividends payable in shares of Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the Optionees and preserve, without exceeding, the value of the Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Options for previously issued Options or an assumption of previously issued Options as a part of such adjustment; (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Options and the termination of options that remain unexercised at the time of such transaction; or (iii) to provide for the acceleration of the vesting and exercisability of the options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Optionee and the Committee.

                  (c) An Option shall become fully exercisable upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) after the Effective Date any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who is a Director of the Company on the Effective Date or any person controlled by such a Director, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of a least two-thirds of the members of the Board in office immediately prior to such person's attaining such percentage interest;
(b) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event thereafter constitute less than a majority of the members of the board of directors or comparable governing body of the entity that is the survivor of such transaction or event or, in the case of sale of assets, the entity that is the successor to the business of the Company; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new member whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         12. PURCHASE FOR INVESTMENT. Unless the Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.



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         13. TAXES. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with any Options granted to any Optionee hereunder.

         14. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to applicable legal requirements. Any amendment or modification to the Plan shall also be subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company.

         15. GOVERNMENT REGULATIONS. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Common Stock under such Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

         16. TERMINATION OF EMPLOYMENT. Upon the termination of employment for any reason of an Optionee who is an employee of the Company or any Subsidiary, any unexercised, deferred or unpaid Options shall be treated as provided in the specific Option Agreement evidencing the Option. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Option for any period that is not beyond the applicable expiration date thereof, accelerate the vesting or exercisability of an Option, eliminate or make less restrictive any restrictions contained in an Option, waive any restriction or other provision of this Plan or an Option or otherwise amend or modify the Option in any manner that is either (a) not adverse to such Optionee or (b) consented to by such Optionee.

         17. ADMINISTRATION. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion but subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company, provide for the extension of the exercisability of an Option, accelerate the vesting or exercisability of an Option, eliminate or make less restrictive any restrictions contained in an Option, waive any restriction or other provision of this Plan or an Option or otherwise amend or modify an Option in any manner that is either (a) not adverse to the Optionee holding such Option or (b) consented to by such Optionee, including (in either case) an amendment or modification that may result in an ISO's losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 18 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any


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officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         18. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

         19. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of Delaware.

         20. NO EMPLOYMENT GUARANTEED. No provision of this Plan or any Option Agreement hereunder shall confer any right upon any employee to continued employment with the Company or any Subsidiary.

         21. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before the date one year after the Effective Date. If the stockholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Options hereunder shall be null and void.

         22. TERM OF PLAN. This Plan shall terminate on the date that is ten years after the Effective Date.


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